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                                                                   Exhibit 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report related to the financial statements of GlobalCenter Holding Co. dated November 1, 2000 included in Exodus Communications, Inc.'s Form 8-K dated January 24, 2001 and our report related to the financial statements of GlobalCenter Holding Co. dated April 18, 2001 included in this Form 8-K/A into Registration Statements previous filed by Exodus Communications, Inc. on, respectively, Form S-3, File No. 333-79059; Form S-3, File No. 333-93505;
Form S-3, File No. 333-95935; Form S-3, File No. 333-34408; Form S-3, Amendment No. 1 to File No. 333-34408; Form S-3, File No. 333-36486; Form S-3, File No. 333-40340; Form S-3, Amendment No. 1 to file No. 333-40340; Form S-4, File No. 333-85583; Form S-4, Amendment No. 1 to File No. 333-85583; Form S-4, Amendment No. 2 to File No. 333-85583; Form S-4, File No. 333-95937; Form S-4, File No. 333-43470; Form S-4, Amendment No. 1 to File No. 333-43470; Form S-8, File No. 333-48273; Form S-8, File No. 333-72525; Form S-8, File No. 333-83179; Form S-8,
File No. 333-85325; Form S-8, File No.333-92745; Form S-8, File No. 333-32422;
Form S-8, File No. 333-38980 and Form S-8, File No. 333-53706. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP

San Jose, California
May 10, 2001